                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by party other than Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_] Confidential, for Use of the
                                              Commission Only (as permitted
                                              by the Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive additional materials      [_] Soliciting Materials pursuant
                                              to Rule 14a-11(c) or Rule 14a-12

                              Kennedy-Wilson, Inc.
                (Name of Registrant as Specified in Its Charter)
                 -----------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of shares to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined.):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              Kennedy-Wilson, Inc.
                       9601 Wilshire Boulevard, Suite 220
                      Beverly Hills, California 90210-5205

                      ------------------------------------

                            NOTICE OF ANNUAL MEETING

                           To be Held on June 13, 2002

                       -----------------------------------

We invite you to attend the Annual Meeting of Kennedy-Wilson, Inc., a Delaware corporation, to be held at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California 90012, in the Olvera Room on June 13, 2002 at 9:00 a.m. Pacific Time, and at any adjournments thereof, for the following purposes:

     1. To elect two (2) directors to serve on our board of directors until our 2005 Annual Meeting or such later time as their successors may be elected and are qualified.

     2. To transact such other business as may properly come before the meeting.

Our Board of Directors has fixed the close of business on May 2, 2002 as the record date for determining the Stockholders entitled to notice of the meeting, as well as for determining the Stockholders entitled to vote at the meeting.

It is important that your shares be represented whether or not you are able to attend in person. We urge you to read the accompanying Proxy Statement and specify your choices on the matters presented by filling in the appropriate boxes on the enclosed Proxy Card and returning it promptly. If you attend the meeting and prefer to vote in person, you may do so even if you have returned a completed Proxy Card. You may also revoke a proxy at any time before it is exercised by following the directions in the Proxy Statement.

Thank you for your continued support and interest in Kennedy-Wilson, Inc.

KENNEDY-WILSON, INC.

/s/ FREEMAN A. LYLE
Executive Vice President,
Chief Financial Officer and Secretary

Beverly Hills, California
May 9, 2002

                              Kennedy-Wilson, Inc.
                       9601 Wilshire Boulevard, Suite 220
                      Beverly Hills, California 90210-5205

                      ------------------------------------

                                 PROXY STATEMENT

                                 Annual Meeting

                                  June 13, 2002

                      ------------------------------------

The Board of Directors (the "Board") of Kennedy-Wilson, Inc., a Delaware corporation (the "Company"), is soliciting proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California 90012, in the Olvera Room on June 13, 2002 at 9:00 a.m. Pacific Time, and at any adjournments thereof. On or about May 9, 2002, the Company began sending the attached Notice of Annual Meeting, this Proxy Statement, and the enclosed Proxy Card to all Stockholders of record entitled to vote.

                                     VOTING

The purpose of the Annual Meeting is to elect two directors and to transact any other business that may properly be presented. The Board recommends that you and your fellow Stockholders vote "FOR" the nominees for director selected by the Board. The enclosed Proxy Card represents the shares that you are eligible to vote at the meeting. Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted thereon or, if no directions are indicated, they will be voted in favor of the nominees for director recommended by the Board and at the discretion of the proxies on any proposals acted upon. A Stockholder giving a proxy has the power to revoke it by attending the meeting and electing to vote in person, or by filing with the Secretary of the Company, prior to the meeting, a written revocation or a duly executed proxy bearing a later date.

WHO CAN VOTE

Stockholders of record at the close of business on May 2, 2002 (the "Record Date") are eligible to vote at the Annual Meeting. The only outstanding class of stock of the Company is its common stock, par value $0.01 per share ("Common Stock"). On the Record Date, there were 8,823,288 shares of Common Stock issued and outstanding.

VOTING RIGHTS OF COMMON STOCK

Each holder of Common Stock (or her proxy) shall be entitled to one vote per share of Common Stock held as of the Record Date for each item voted on at the Annual Meeting.

HOW TO VOTE

You can vote on matters that come before the meeting in one of two ways:

        .   You can come to the Annual Meeting and vote in person; or

     . You can vote by filling out, signing and returning the enclosed Proxy Card prior to the date of the Annual Meeting. If you do so, the individuals named on the card as proxies (the "Appointees") will vote your shares as directed in the Proxy Card.

IF YOU SIGN AND RETURN THE PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES, THE APPOINTEES WILL VOTE YOUR SHARES "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR RECOMMENDED BY THE BOARD AND LISTED ON THE PROXY CARD. If any other matters are presented for action at the meeting, the Appointees will vote your shares according to their best judgment. At the time this Proxy Statement was printed, the Company knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

William McMorrow and Freeman Lyle have agreed to represent Stockholders submitting properly executed Proxy Cards as the Appointees and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the Proxy Cards. Mr. McMorrow is the Chairman of the Board of Directors and Chief Executive Officer of the Company, and Mr. Lyle is Senior Managing Director, Chief Financial Officer and Secretary of the Company.

You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the meeting. There are three ways to revoke your proxy:

     . You may complete another Proxy Card with a later date and return it to the Secretary of the Company prior to the date of the Annual Meeting;

     . You may notify the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

     .    You may vote in person at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please fill in and sign the enclosed Proxy Card and return it promptly. If you do attend the Annual Meeting, you may vote your shares even though you have sent in your Proxy Card. However, simply attending the meeting will not revoke your proxy if you do not vote at the meeting.

QUORUM

A quorum of Stockholders is necessary to hold a valid meeting. A majority of the outstanding shares of Common Stock on the Record Date (except treasury shares) present in person or represented by proxy at the beginning of the Annual Meeting, constitutes a quorum. If you have returned a properly signed Proxy Card, you will be considered present at the meeting and counted in determining the presence of a quorum. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees and to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be treated as shares that are present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not otherwise affect the voting.

Votes at the Annual Meeting will be tabulated by the inspector of election, who shall be appointed by the Chairman of the meeting. The inspector of election's duties include determining the number of shares represented at the meeting and entitled to vote, determining the qualification of voters, conducting and accepting the votes, and, when the voting is completed, ascertaining and reporting the number of shares voted, or abstaining from voting, for the election of directors.

NO APPRAISAL RIGHTS

Under the Delaware General Corporation Law, you will not have any appraisal rights in connection with the actions to be taken at the Annual Meeting.

                        PROPOSAL -- ELECTION OF DIRECTORS

The Company has a three-tiered, classified Board of Directors with staggered terms of office for each class. Each class serves a three-year term. The term for Class I directors expires at the Annual Meeting, the term for Class II directors expires at the annual meeting to be held in 2003 and the term for Class III directors expires at the annual meeting to be held in 2004.

The persons listed below have been designated by the Board as nominees for election as Class I directors. Each is currently serving as a Class I director. UNLESS OTHERWISE SPECIFIED IN THE PROXY CARD, THE PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE ELECTION OF THESE NOMINEES. There are no family relationships among any of the nominees for director or any of the executive officers of the Company. In case any of these nominees becomes unavailable to stand for election to the Board, an event which is not anticipated, the Appointees, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominee in accordance with their judgment.

The terms of directors elected at the Annual Meeting expire at the annual meeting to be held in 2005 or as soon thereafter as their successors are duly elected and qualified. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Directors are elected by a plurality vote of shares present at the meeting, meaning that the nominee with the most affirmative votes for a particular seat is elected for that seat. If you do not vote for a particular nominee, or if you indicate "withhold authority to vote" for a particular nominee on your Proxy Card, your vote will not count either "for" or "against" the nominee.

                                    NOMINEES

                                                                   DIRECTOR
NAME                  AGE   TITLE                                   SINCE
-------------------   ---   ------------------------------------   --------
Kent Mouton           49    Director and Chairman of the             1996
                              Compensation Committee

Thomas Barrack, Jr.   55    Director                                 1998

                          RECOMMENDATION OF THE BOARD:

The Board recommends a vote "FOR" the election of each nominee listed above.

                        DIRECTORS AND EXECUTIVE OFFICERS

The Company's directors and executive officers are listed below:

                                                                   BOARD
                                                                   TERM
NAME                  AGE   TITLE                                  EXPIRES
-------------------   ---   ------------------------------------   -------
William McMorrow      55    Chairman of the Board of Directors     2004
                              and Chief Executive Officer

Ethan Penner          41    President                               N/A

Freeman Lyle          48    Senior Managing Director, Chief
                              Financial Officer and Secretary       N/A

Lewis Halpert         50    Director and Senior Managing           2002
                              Director

Richard Mandel        39    Director and Senior Managing           2003
                              Director

Barry Schlesinger     61    Director and Senior Managing           2003
                              Director

Mary Ricks            37    Director and Senior Managing           2003
                              Director

Jerry R. Solomon      50    Director and Chairman of the           2004
                              Audit Committee

Kent Mouton           49    Director and Chairman of the           2002
                              Compensation Committee

Donald Prell          78    Director                               2004


Thomas Barrack, Jr.   55    Director                               2002


WILLIAM MCMORROW has been Chairman of the Board and Chief Executive Officer since joining the Company's predecessor company in 1988. Since that time, he has been instrumental to the Company's growth into a diversified real estate services and investment company. Prior to 1988, Mr. McMorrow had more than 17 years of finance experience specializing in problem real estate held by financial institutions and insurance companies. For five years, he was the Executive Vice President and Chairman of the Credit Policy Committee at Imperial Bank, a subsidiary of a publicly traded company headquartered in Southern California. During his tenure with the Bank, he was responsible for restructuring a significant portion of the Bank's assets, as well as the marketing and disposition of properties it owned. Additionally, Mr. McMorrow has held senior positions with various other financial services firms including Fidelity Bank in Pennsylvania, where he was Senior Vice President for eight years. Mr. McMorrow holds Bachelor of Science and Master of Business Administration degrees from the University of Southern California. He is also a member of the Executive Board of the Lusk Center for Real Estate at the University of Southern California.

ETHAN PENNER was appointed President of the Company in March 2002. He is responsible for developing and directing the company's various businesses, creating strategic ventures to invest in real estate and debt secured by real estate as well as expanding the Company's real estate services platform. During the past 3 years, Mr. Penner has been primarily engaged in the areas of private equity investment and select financial advisory work. Previously he was President of The Capital Company of America, formerly known as Nomura Asset Capital Corporation, where he led the firm to its position as one of the largest commercial mortgage-backed securities lenders in the United States real estate market. Mr. Penner holds a Bachelor of Science degree in Finance from New York University.

FREEMAN LYLE is a Senior Managing Dreictor and has been the Company's Chief Financial Officer and Secretary since joining the Company in April of 1996. He is responsible for all of the Company's financial and administrative matters, including overseeing the capital structure and arranging and maintaining credit facilities. Prior to joining the Company, Mr. Lyle owned and operated an independent real estate investment, financing and consulting firm. From 1980 to 1994, Mr. Lyle served as Vice President and Corporate Controller at R&B Realty Group, an international real estate investment and services firm. During his tenure, he also served as Vice President and Director of R&B Asset Management Co. and had line responsibility for the financial performance of a diversified real estate and loan portfolio. Prior to that, he was a senior auditor at Ernst & Young LLP. Mr. Lyle holds a Master of Business Administration degree from the University of Southern California, and a Bachelor of Science degree in Accounting from California State University, Northridge. He is a Certified Public Accountant and holds a real estate broker's license.

LEWIS HALPERT has been a member of the Board since joining the Company's predecessor company in 1988, and is Senior Managing Director of the Company's Residential and Notes Group.

In these positions, he is involved in developing new business opportunities and is currently overseeing all residential and notes investments. Mr. Halpert has over 20 years experience in all facets of real estate, including investments and development, brokerage, management and marketing. Prior to joining the Company, he operated his own independent investment brokerage firm in Southern California. Mr. Halpert holds a Bachelor of Arts degree from California State University at Sonoma.

RICHARD MANDEL has been a member of the Board since December 1995. He is Senior Managing Director of the Company's Commercial Group, responsible for all commercial brokerage operations in the U.S. and Asia. Since joining the Company in 1993, Mr. Mandel has established the Company's office in Tokyo and has been instrumental in developing Japan-based relationships for the Company. Mr. Mandel was previously a director at Jones Lang Wootton, a predecessor company of Jones Lang LaSalle, Inc., where he was involved with real estate investment banking including the disposition, analysis, marketing, negotiations and closings relating to real estate assets and with creating stronger ties to the investment community in Hong Kong, Singapore, Indonesia and Taiwan. Mr. Mandel holds a Bachelor of Arts degree from Washington University in St. Louis, Missouri and a Master of Business Administration degree from the JL Kellogg School of Management at Northwestern University.

BARRY SCHLESINGER has served as a member of the Board since July 1998 and is a Senior Managing Director in charge of KWI Fund Management Group, the Company's wholly owned real estate services and fund management subsidiary, since January 1, 2001. Previously, Mr. Schlesinger served as President of Kennedy-Wilson Properties Ltd., the Company's wholly owned property management and leasing subsidiary. Mr. Schlesinger serves as a Senior Managing Director through an Executive Services Agreement with CV I R.E. SERVICES, LLC ("CV I") dated October 25, 2000. From 1990 to July 1998, he served as Chairman of the Board of Directors and Chief Executive Officer of Heitman Properties, Ltd., which the Company purchased in July 1998 and renamed Kennedy-Wilson Properties Ltd. The Executive Services Agreement is discussed in more detail in "Certain Transactions-Executive Services Agreement." Prior to joining Heitman Properties, Ltd. in 1971, Mr. Schlesinger was responsible for project planning and scheduling for Tishman Realty and Construction Company. He has 37 years of real estate experience. Mr. Schlesinger holds a Bachelor of Science degree from the New York University College of Engineering.

MARY RICKS was appointed to the Board of Directors in October 2001. She serves as a Senior Managing Director and is responsible for the firm's West Coast Commercial Brokerage Group. The division implements marketing strategies for all types of properties including hotels and resorts, office buildings, industrial, golf courses, retail and land developments throughout the U.S. and internationally. Since joining Kennedy-Wilson in 1990, she has been responsible for marketing efforts with total sales in excess of $3 billion. Prior to this position, she was a commercial broker for the Hanes Company in Woodland Hills, California. Recently, she was named one of the top women in commercial real estate by the Los Angeles Business Journal. She received a Bachelor's Degree from the University of California, Los Angeles.

JERRY SOLOMON was appointed to the Board of Directors in May 2001 and serves as Chairman of the Audit Committee since April 2002. He founded Solomon, Winnett & Girard, Certified Public Accountants, Inc. in 1988, which specializes in business, tax and financial management of entrepreneurs and their businesses. Previously, he was the Administrative Partner at Roth, Bookstein & Zaslow, CPAs. While there, he administered the growth to seven partners and over seventy staff. Prior to that, he was in the tax department at J.K. Lasser and Company. He received a Bachelor of Arts degree in Accounting, as well as a Masters of Business Administration degree, from the University of California, Berkeley and has been licensed as a Certified Public Accountant in California since 1976.

KENT MOUTON has served as a member of the Board since December 1995, as Chairman of the Compensation Committee since 1995, and as a member of the Audit Committee since 1995. Mr. Mouton has been a partner in the law firm of Kulik, Gottesman & Mouton, LLP in Los Angeles, California since 1991. He specializes in the practice of real estate transactions. Mr. Mouton holds a Bachelor of Arts degree and a Juris Doctor degree from UCLA.

DONALD PRELL has served as a member of the Board since March 1992, as Chairman of the Audit Committee from 1992 through March 2002, and as a member of the Compensation Committee since 1992. For the past eleven years, Mr. Prell has been a business consultant and private investor. From 1980 to 1990, he was the Chief Credit Officer of Imperial Bancorp, where he also served as President of three of its wholly owned subsidiaries: Imperial International Bank, Imperial Creditcorp and Imperial Ventures. He is a member of the Board of Councilors of the UCLA Foundation. Mr. Prell holds a C.Phil. from the

University of London and a Bachelor of Arts degree from University of California, Los Angeles.

THOMAS BARRACK, JR. has served as a member of the Board since July 1998. He is the Chairman and Chief Executive Officer of Colony Capital, Inc., a company that manages in excess of $1 billion in domestic and international real estate assets. Colony Capital, Inc. purchased a 10% equity interest in the Company in July 1998. Mr. Barrack founded Colony Capital, Inc. in 1991. Prior to forming Colony Capital, Inc., he was a principal with Robert M. Bass Group, Inc., the principal investment vehicle of the Fort Worth, Texas billionaire Robert M. Bass. Mr. Barrack also served as Deputy Under Secretary at the Department of Interior in Washington, D.C. for a period during the Reagan Administration. Mr. Barrack also serves as a member of the boards of directors of Continental Airlines, Inc., Credicom Asia Limited, Kerry Properties Limited, Swerdlow Real Estate Group, Inc., Harveys Casino Resorts, Savoy Hotel Group and Public Storage, Inc. Mr. Barrack holds a Bachelor of Arts degree from the University of San Diego and a Juris Doctor degree from the University of Southern California.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board currently has two committees: an Audit Committee and a Compensation Committee.

The Audit Committee is currently composed of Jerry Solomon (Chairman), Donald Prell and Kent Mouton. Mr. Prell served as Audit Committee Chairman and was replaced in that capacity by Jerry Solomon in April 2002. Although Mr. Mouton does not meet the NASD independence rule, the Board has determined that his service on the Audit Committee is in the best interest of the Company and its shareholders. This committee is responsible for reviewing the Company's financial policies and objectives, and monitoring the Company's financial condition and requirements for funds in conjunction with management, all in accordance with the Audit Committee Charter adopted by the Board. In addition, the Audit Committee meets with the Company's independent auditors to review their audit report and consider any recommendations. The Audit Committee held two meetings in 2001.

The Compensation Committee is composed of Kent Mouton (Chairman), Donald Prell and Jerry Solomon. Mr. Solomon was added to the Committee in April 2002. This committee establishes the Company's general compensation policies and determines the compensation levels for the Chief Executive Officer and each employee that receives annual compensation in excess of $250,000. The Compensation Committee also has oversight responsibility for administering the Company's stock option plans (other than Plan C for non-employee director stock options, pursuant to which options are granted automatically upon the initial election of a non-employee director and upon each subsequent re-election). The Compensation Committee held two meetings in 2001.

The Board held three meetings in 2001. Each director attended 75% or more of the meetings of the Board and the Committees of the Board on which the director served, if any. From time to time, the members of the Board and the Committees of the Board act by unanimous written consent as permitted by the laws of the State of Delaware.

                             EXECUTIVE COMPENSATION

The following table sets forth the total compensation earned during each of the last three fiscal years by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who served in either of those capacities during fiscal 2001 (collectively, the "Named Executive Officers") for services rendered:

                           Summary Compensation Table

                                                                                         Number of
                                                                                    Securities Underlying
                                                                                    ---------------------
                                                                  Other Annual      Restricted    Stock
Name and Position              Year      Salary          Bonus    Compensation(1)        Stock   Options
---------------------------    ----    --------     ----------    ------------      ----------  ---------
William McMorrow               2001    $400,000     $  300,000        $492,000         700,000          -
  Chairman of the              2000     400,000              -         194,500               -          -
  Directors and CEO            1999     300,000      2,973,083         464,747               -          -

Lewis Halpert                  2001    $300,000     $        -        $172,000               -     60,000
  Senior Managing              2000     300,000        300,000          13,500               -     90,000
  Director                     1999     150,000        357,410          74,478               -          -

Richard Mandel                 2001    $300,000     $  600,000        $119,500               -          -
  Senior Managing Director     2000     300,000        391,250           7,500               -          -
                               1999     250,000      1,600,095         251,713               -          -

Barry Schlesinger              2001    $240,000     $   75,000        $250,000               -          -
  Senior Managing Director     2000     400,000        210,000               -               -          -
                               1999     400,000        236,444          84,011               -    100,000


Freeman Lyle                   2001    $225,000     $   50,000        $251,500               -          -
  Senior Managing Director,    2000     225,000        210,000           1,500               -     10,000
  Chief Financial Officer      1999     200,000        150,000          47,700               -     10,000
  and Secretary




(1) Unless otherwise indicated, "Other Annual Compensation" includes, among other things, signing bonus, deferred compensation contributions and car allowance contributions.

DEFERRED COMPENSATION PLAN

In 1997, the Company established a nonqualified deferred compensation plan (the "Plan") to provide specific benefits to a select group of management, highly compensated employees or directors who contribute materially to the Company's continued growth, development and future business success. Under the Plan, in 2001 participants are able to defer up to 100% of their annual total compensation including their bonuses. The Company is authorized to make discretionary matching contributions in varying degrees based on the Company's performance. For the year ended December 31, 2001, there were no Company contributions to the Plan.


EMPLOYEE PROFIT SHARING AND 401(K) PLANS

The Company maintains a profit sharing plan (the "Profit Sharing Plan") covering all full-time employees meeting certain minimum age and service requirements. Contributions to the Profit Sharing Plan are made solely at the discretion of the Board. No contributions were made for the year ended December 31, 2001. The Company also has a qualified plan under the provisions of Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Employees who are 21 or older who have completed six months of service prior to January 1, April 1, July 1 and September 1 of each year are eligible to participate. Under this plan, participants are able to reduce their current compensation from 1% up to the lesser of 15% or the statutorily prescribed annual limit allowable under Internal Revenue Service Regulations and have that amount contributed to the 401(k) Plan. The 401(k) plan also includes provisions, which authorize the Company to make discretionary contributions. During 2001 the Company made $226,000 in matching contributions to this plan.


NAMED EXECUTIVE OFFICER STOCK OPTIONS

The following table provides information about stock option grants made to each of the Named Executive Officers during 2001:


                           STOCK OPTION GRANTS IN 2001

                                 Percent of                            Potential Realizable Value
                     Number of        Total                            at Assumed Annual Rates of
                    Securities      Options                             Stock Price Appreciation
                    Underlying   Granted to    Exercise                    for Option Term (1)
                       Options    Employees   Price per   Expiration   --------------------------
Name                   Granted      in 2001       Share         Date            5%            10%
-----------------   ----------   ----------   ---------   ----------   -----------   ------------
William McMorrow             -          N/A         N/A          N/A           N/A            N/A

Lewis Halpert (2)       60,000         29.3%      $3.81     03/26/06       $63,000       $139,800

Richard Mandel               -          N/A         N/A          N/A           N/A            N/A

Barry Schlesinger            -          N/A         N/A          N/A           N/A            N/A

Freeman Lyle                 -          N/A         N/A          N/A           N/A            N/A
----------

(1) The potential realizable value assumes that the stock price at the time each option is granted will appreciate at the stated percentage rate.

(2) Options vest in equal installments over a three year period beginning on the one year anniversary of the grant.

The following table provides information about stock options held by the Named Executive Officers as of December 31, 2001:

                       AGGREGATED OPTION EXERCISES IN 2001
                    AND OPTION VALUES AS OF DECEMBER 31, 2001

                                              Number of Securities
                                             Underlying Unexercised       Value of Unexercised
                     Number of                    Options as of           In-the-Money Options
                        Shares                 December 31, 2001         as of December 31, 2001
                      Acquired      Value  --------------------------  --------------------------
Name               on Exercise   Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
-----------------  -----------  ---------  -----------  -------------  -----------  -------------
William McMorrow             -        N/A      127,500              -     $ 46,600              -

Lewis Halpert                -        N/A       55,000         80,000     $ 23,300        $25,620

Richard Mandel          54,000   $118,500      226,500              -     $398,860              -

Barry Schlesinger            -        N/A      115,000         60,000            -              -

Freeman Lyle            27,000   $ 75,780       54,999         10,001     $ 25,800              -

EMPLOYMENT AGREEMENTS

The employment agreements of the Named Executive Officers are described below:

     . Mr. McMorrow's agreement provides for a term expiring on December 31, 2009, a base salary of $400,000 per annum, an annual bonus for the year 2001 of 10% of profits (as defined), a one-time grant of restricted stock of 700,000 shares of Kennedy-Wilson, Inc. common stock effective January 1, 2001, vesting in equal installments over ten years, and a one-time signing bonus of $1.75 million earned over the term of the agreement. Profits are defined as pre-tax, pre-bonus paid to all other employees, pre-reserves and pre-Company contributions to the Deferred Compensation Plan. Effective April 22, 2002, Mr. McMorrow's agreement changes to delete the bonus based on 10% of profits in return for the issuance of 1,000,000 shares of restricted stock with dilution protection that vests over the remaining term of his agreement.

     . Mr. Halpert's agreement provides for a term expiring on December 31, 2003, a base salary of $300,000 per annum, a one-time signing bonus of $500,000 and a bonus of 15% to 25% of the profits earned by the Company's residential and notes divisions.

     . Mr. Mandel's agreement provides for a term expiring on December 31, 2003, a base salary of $300,000 per annum, a one-time signing bonus of $335,000 and an incentive award of 12.5% to 20% of the profits earned by the Company's commercial group.

     . Mr. Schlesinger's employment contract is with CV I and provides for a term expiring on December 31, 2002. CV I is a limited liability company, of which Mr. Schlesinger is a member, that provides executive management services to the Company. Mr. Schlesinger's employment contract provides for a base salary of $240,000 per annum for 2001 and $300,000 per annum for 2002, plus an annual incentive bonus of 50% of the amount of the Bonus Pool, as defined, of the Kennedy-Wilson real estate related property funds. The Bonus Pool is defined as 20% of total revenue less total expenses, less a cost of capital and overhead charge. The Executive Services Agreement is discussed in more detail in "Certain Transactions-Executive Services Agreement."

     . Mr. Lyle's agreement provides for a term expiring on December 31, 2002, a base salary of $225,000 per annum, a signing bonus of $210,000 and a discretionary performance bonus of up to 100% of base salary.

As noted above, Ethan Penner was appointed President of the Company in March 2002. The terms of Mr. Penner's employment contract, which is at will, include a base annual salary of $300,000 plus a discretionary bonus to be determined by the compensation committee. In addition, Mr. Penner is purchasing 1,000,000 shares of restricted stock with dilution protection at $5.35 per share, which vests equally over five years. The terms of the stock purchase include a promissory note in the amount of $5.35 million, payable in equal annual installments that match the vesting period of the stock.

In addition to compensation as noted above, each agreement sets forth the services the Named Executive Officer is to provide to the Company, his benefits and expenses reimbursement rights and obligations, if any, a non-competition covenant, a confidentiality agreement and terms for termination. The employment agreements for Messrs. McMorrow, Halpert and Mandel provide for a severance payment equal to two times their annual compensation as determined by the arithmetic average of their salaries and bonuses for the prior three years upon the termination of their employment agreements due to a change-in-control.

DIRECTOR COMPENSATION

Each director who is not also an employee of the Company receives a quarterly retainer of $4,000 plus a fee of $1,000 for each board meeting attended and $500 for each Board Committee meeting attended. In addition, the Company maintains the Non-employee Director Stock Option Plan that provides for automatic grants to non-employee directors of 13,500 shares of Company Common Stock upon election, and 540 shares of Company Common Stock upon re-election. Employees of the Company who also are directors receive no additional compensation for their service on the Board or on any Board Committee.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 19, 2002 the total number of shares of Common Stock beneficially owned and the percentage of the outstanding shares so owned by (i) each director, (ii) each Named Executive Officer, (iii) all executive officers and directors as a group and (iv) each beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock known to the Company. Except as otherwise indicated in the notes following the table, the Stockholders listed in the table are the beneficial owners of the shares listed with sole voting and investment power over those shares. Shares subject to options exercisable within 60 days are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

                                              Number
                                           of Shares
                                        Beneficially             Percent
Name                                           Owned            of Class
-------------------------------         ------------            --------
William McMorrow (1)                       2,330,721                19.2

Lewis Halpert (2)                          1,454,047                12.0

Richard Mandel (3)                           363,805                 2.8

Freeman Lyle (4)                             192,826                 1.6

Barry Schlesinger (5)                        127,499                 1.0

Mary Ricks (6)                                51,102                   *

Donald Prell (7)                              32,160                   *

Kent Mouton (7)                               28,080                   *

Thomas Barrack, Jr. (8)                      885,167                 7.3

Jerry Solomon (9)                             13,500                   *

All Executive Officers and
  Directors as a Group                     5,587,114                46.0

Colony Investors, III, L.P. (8)              858,167                 7.1

Kenneth Stevens                              699,147                 5.8

Cahill, Warnock Strategic
  Partners Fund, L.P. (10)                   750,000                 6.2

Heartland Advisors, Inc. and                 681,700                 5.6
William J. Nasgovitz (11)

Elkhorn Partners Limited
  Partnership (12)                           681,100                 5.6

---------------

* Less than 1%.

Except as otherwise indicated in the following notes, the address for each individual, company, or named group is in care of Kennedy-Wilson, Inc., 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210.

(1) Includes approximately 4,190 shares held for Mr. McMorrow's account as well as approximately 275 shares held for the account of Mr. McMorrow's spouse in the Company's 401(k) Profit Sharing Plan and Trust of which Mr. McMorrow expressly disclaims beneficial ownership, and 127,500 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(2) Includes approximately 1,368 shares held for Mr. Halpert's account in the Company's 401(k) Profit Sharing Plan and Trust, and 85,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(3) Includes beneficial ownership of 226,500 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(4) Includes beneficial ownership of 58,333 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(5) Includes beneficial ownership of 110,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(6) Includes beneficial ownership of 20,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(7) Includes beneficial ownership of 14,580 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(8) Colony Investors III, L.P., a Delaware limited partnership, holds 660,128 shares of Common Stock and a warrant to acquire 198,039 shares of Common Stock that is now exercisable. The sole general partner of Colony Investors III, L.P. is Colony GP III, Inc., a Delaware corporation. Mr. Barrack holds a 60% interest in Colony GP III, Inc. Mr. Barrack and Colony Investors III, L.P. have shared voting and investment power with respect to those shares. The mailing address of Colony Investors III, L.P. and Thomas Barrack, Jr. is 1999 Avenue of the Stars, Suite 1200, Los Angeles, California 90067. Also included is beneficial ownership of 27,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(9) Includes beneficial ownership of 13,500 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(10) Cahill Warnock Strategic Partners Fund, L.P., Cahill, Warnock & Company, LLC and Strategic Associates, L.P. beneficially own 750,000 shares which may be acquired pursuant to conversion of debentures in the aggregate principal amount of $7,500,000 at the current exercise price of $10.00 per share. The debentures are convertible at any time by the holders. The principal business address of the beneficial owners is One South Street, Suite 2150, Baltimore, MD 21202.

(11) Information on the beneficial owner, number of shares and voting and investment power is based solely on statements contained in Amendment No. 1 to Schedule 13G filed with the SEC on January 16, 2002 by Heartland Advisors, Inc. ("Heartland") and William J. Nasgovitz, its president and principal shareholder. The amended Schedule 13G indicates that Heartland has sole power to vote 123,000 of the reported shares of Common Stock and sole power to dispose of 681,700 of the reported shares of Common Stock. The amended Schedule 13G also indicates that Mr. Nasgovitz has sole power to vote 446,000 of the reported shares of Common Stock. The address of Heartland and Mr. Nasgovitz is 789 North Water Street, Milwaukee, Wisconsin 53202.

(12) Information on the beneficial owner, number of shares and voting and investment power is based solely on statements contained in Amendment No. 1 to Schedule 13D filed with the SEC on October 18, 2001 by Elkhorn Partners Limited Partnership ("Elkhorn"). The amended Schedule 13D indicates that Elkhorn has sole power to vote and dispose of 681,100 of the reported shares of Common Stock. The address of Elkhorn is P.O. Box 818, 1400 One Central Park Plaza, Elkhorn, Nebraska 68022.

                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

The following are brief descriptions of transactions during the fiscal year ended December 31, 2001 where the amount involved exceeded $60,000 in which the Company or one or more of its subsidiaries was or is a party and in which any of the Company's directors, executive officers or Stockholders known to the Company to own beneficially more than 5% of Common Stock, or any member of the immediate family of any of those persons.


BALCONES AUSTIN INVESTMENT GROUP, INC.

In 2001, the Company transferred to Balcones Austin Investment Group, Inc. ("Balcones"), an entity controlled by executives of the Company, all of the common stock of a single purpose entity which was formed to acquire two industrial projects and two parcels of vacant land for industrial development, in exchange for cash of $60,000 and 1,000 shares of preferred stock in Balcones. The Company's cost basis in the preferred stock is equivalent to its net book value less the cash payment by Balcones. The Company guaranteed 25% (which equates to $2.7 million) of the property mortgage until the debt coverage ratio of the property is at least 1.35 to 1.00.


ROXBURY INVESTMENT PROPERTY GROUP, INC.

In 2001, the Company transferred to Roxbury Investment Property Group, Inc. ("Roxbury"), an entity controlled by executives of the Company, all of the common stock of a single purpose entity which owned an office building and a parking lot, in exchange for $50,000 and 1,000 shares of preferred stock in Roxbury. The Company's cost basis in the preferred stock is equivalent to its net book value less the cash payment by Roxbury. The office building was sold in 2001.


LEGAL FEES

In 2001, the Company paid the law firm of Kulik, Gottesman & Mouton a total of $205,000 in legal fees. Kent Mouton is a partner in that firm and a member of the Board.


ACCOUNTING FEES

In 2001, the Company paid the accounting firm of Solomon, Winnett & Girard a total of $181,000 for accounting services. Jerry Solomon is a partner in that firm and a member of the Board.

EXECUTIVE SERVICES AGREEMENT

The Company has entered into an agreement with CV I to purchase executive management services. Barry Schlesinger, a member of the Board and a Senior Managing Director in charge of KWI Fund Management Group, is a member in CV I. Under an Executive Services Agreement dated October 25, 2000 with CV I, the Company pays CV I an amount equal to all sums payable by CV I to Mr. Schlesinger under the terms of his employment agreement. In return, CV I is obligated to furnish the Company with executive management services. The amount received in 2001 by Mr. Schlesinger under this arrangement is described in the "Employment Agreement" section. The terms of the Company's agreement with CV I expire at the earlier of the termination of employment by CV I or December 31, 2002.


BROKERAGE ENGAGEMENTS

In the past the Company has been retained, and the Company anticipates that from time to time in the future it will be retained, to perform auction or brokerage services for entities controlled by certain of the Company's executive officers and/or directors. The Company believes that the terms of these brokerage transactions in the past have been substantially comparable to those that would have been obtainable in similar transactions with unaffiliated parties, and that they will have no material effect on the Company.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, requires the Company's directors and certain of its officers, as well as persons who own ten percent or more of the Company's outstanding Common Stock ("Insiders"), to file an initial report of beneficial ownership of stock of the Company and reports of changes in beneficial ownership thereafter with the SEC.
Section 16(a) requires Insiders to deliver copies of all reports filed under
Section 16(a) to the Company. Based solely on a review of these copies received, the Company believes that Insiders have complied with all applicable Section 16(a) filing requirements for fiscal 2001.

Pursuant to Items 306 and 402(a)(9) of Regulation S-K, promulgated by the SEC under the Exchange Act, the Performance Graph, Report of the Compensation Committee of the Board of Directors on Executive Compensation, Report of the Audit Committee of the Board of Directors and references to the independence of the Company's Audit Committee members shall not be deemed to be incorporated by reference into any filing by the Company under either the Securities Act of 1933 (the "Securities Act") or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

                                PERFORMANCE GRAPH

Set forth below is a line graph comparing yearly change in the cumulative total Stockholder return on the Company's Common Stock to the cumulative total Stockholder return on The NASDAQ National Market Index ("NASDAQ Market Index") and an index of publicly traded companies with one or more business lines similar to those of the Company ("Peer Group Index").

                                       FISCAL YEAR ENDING
                       ---------------------------------------------------
COMPANY INDEX/MARKET    1996     1997     1998     1999     2000     2001
                       ------   ------   ------   ------   ------   ------
Kennedy-Wilson, Inc.   100.00   197.00   388.03   443.46   242.52   235.03

Peer Group Index (1)   100.00   304.17   282.04   132.02   160.99   150.54

NASDAQ Market Index    100.00   122.32   172.52   304.29   191.25   152.46


(1) The companies that comprise the Peer Group Index are Grubb & Ellis Co., Insignia Financial Group, Jones Lang LaSalle Inc. and Trammel Crowe Co.

                                     [GRAPH]

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

The Compensation Committee of the Board (the "Committee") establishes the general compensation policies of the Company, determines the compensation levels for the Chief Executive Officer and other senior officers of the Company and administers and/or provides oversight on all incentive plans, including the Kennedy-Wilson, Inc. 1992 Incentive and Non-Statutory Stock Option Plan and the approval of any grants of stock options thereunder.

The Company applies a consistent philosophy to compensation for all employees, including officers. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined objectives. The Company strives to attain these objectives through teamwork that is focused upon meeting the expectations of customers and Stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Committee is comprised of Kent Mouton, Donald Prell and Jerry Solomon, each of whom are non-employee directors. Neither Mr. Mouton, Mr. Prell nor Mr. Solomon was an officer or employee of the Company during the fiscal year ended December 31, 2001, nor has either of them been an officer of the Company at any time. See "Certain Transactions with Management and Others" for discussion of relationships Messrs. Mouton and Solomon had with the Company in 2001.


COMPENSATION POLICY

The Committee believes that the Company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful. Accordingly, the compensation policy for executive officers is designed to (i) provide a total compensation package for officers that is competitive and enables the Company to attract and retain key executive and employee talent needed to accomplish its business objectives and (ii) to directly link compensation to improvements in performance and increase in Stockholder value. As a result, executive compensation generally includes base salary, cash incentive bonus, and the discretionary award of stock options by the Committee.

The Company's executive compensation policy is to ensure that a substantial portion of potential aggregate annual compensation be contingent upon the performance of the Company. The Company is committed to providing sales commission and/or incentive opportunities that, together with base salaries (where appropriate), provide for competitive and equitable total cash compensation opportunities. Aggregate base salaries, where appropriate, are set relative to average market pay practices, while target incentives opportunities are set somewhat above average market pay practices. Additionally, future base salary increases and commission or incentive pay opportunities are directly linked to the achievement of key financial objectives.

The variable compensation plans focus respective executive officers on the immediate objectives of the business and their job, encourage executives to work together as a team to achieve Company success, and recognize and reward the sustained contribution of outstanding performers within the Company.

COMPONENTS OF COMPENSATION

The Company has compensation programs that include both cash and equity components. The Committee has established base salary, as well as short and long-term incentive compensation targets for certain senior officers of the Company. The compensation targets define the percentage for each component of total compensation.

With respect to cash compensation for the Chief Executive Officer and senior officers, the Company sets base salaries and target incentive bonus opportunities for each senior officer by reviewing the cash compensation provided to comparable positions and assessing the internal equity of cash compensation opportunities based on position responsibilities, the performance of each senior officer, and overall levels of contribution to the Company. When considering competitive pay practices, the Committee reviews compensation levels in both the real estate industry and general industry at firms comparable in size and revenue to the Company. Target incentive compensation opportunities are typically funded as stipulated levels of net profit are achieved. Some senior officers with defined divisional business development responsibilities also receive a salary draw, with additional opportunity to earn a proportionate share of the net profits or revenue of the relevant division.

The Company provides for long-term equity compensation through stock options as a means to compensate and provide long-term incentives for its executive officers. Option exercise prices for officers are set at the stock's fair market value on the date of grant, unless the optionee holds 10% or more of the Company's outstanding Common Stock, in which case the exercise price is set at 110% of fair market value on the date of the grant. Thus, the value of the Stockholders' investment in the Company must generally appreciate before an optionee receives any financial benefit from the option. Options granted to executive officers generally provide that they are exercisable over a period of five years after the date of grant. In determining the size of the stock option grants, the Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their respective expected future contributions.

By the Compensation Committee of the Board of Directors

Kent Y. Mouton, Chairman
Donald B. Prell
Jerry R. Solomon

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

In accordance with the Audit Committee Charter adopted by the Board, the Audit Committee (the "Committee") has reviewed and discussed with management of the Company and Deloitte & Touche LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 (the "Audited Financial Statements"). In addition, we have discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 61.

The Committee has also received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1 disclosing all relationships between the Company and our auditors that might bear on the auditors' independence, and we have discussed with that firm its independence from the Company. We have also discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the Company's internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee the audit process in accordance with the Audit Committee Charter.

Based on the foregoing review and discussions and a review of the report of Deloitte & Touche LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

By the Audit Committee of the Board of Directors

Donald B. Prell, Chairman
Kent Y. Mouton
Jerry R. Solomon

GENERAL INFORMATION


RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The firm of Deloitte & Touche LLP was selected by the Board, upon the recommendation of the Audit Committee, as independent accountants to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2001. This firm has served as independent accountants for the Company since 1991, and is currently the Company's independent accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make any desired statement and to answer any appropriate questions by Stockholders.

The Company paid $231,000 in 2001 to Deloitte & Touche LLP for audit services.

STOCKHOLDER PROPOSALS

In order for a proposal by a Stockholder be included in the proxy statement and proxy card for the Annual Meeting of the Company in 2003, such proposal must be received by the Company no later than January 10, 2003, assuming that the date of the Annual Meeting in 2003 is not changed by more than 30 calendar days from the date of the Annual Meeting. In such event, the Company will provide notice of the date by which such proposals must be received in order to be included.

Pursuant to the rules and regulations promulgated by the SEC, any Stockholder who intends to present a proposal at the Annual Meeting of the Company in 2003 without requesting the Company to include such proposal in the Company's proxy statement should be aware that he must notify the Company not later than March 16, 2003 of his intention to present the proposal. Otherwise, the Company may exercise discretionary voting with respect to such shareholder proposal pursuant to authority conferred on the Company by proxies to be solicited by the Board and delivered to the Company in connection with the meeting.

Under Section 2.9 of the Company's By-Laws, any Stockholder entitled to vote in the election of directors may nominate a person for election as a director at a meeting of Stockholders only if written notice of such Stockholder's intent to make such nomination has been given to the Secretary of the Company not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth (i) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice,
(iii) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder, (iv) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board and (v) the consent of each nominee to serve as a director of the Company if so elected. In addition, the Stockholder making such nomination shall promptly provide any other information reasonably requested by the Company.

ANNUAL REPORT

All Stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 31, 2001. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2001.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, the Board is not aware of any matters to come before the Annual Meeting other than those set forth on the Notice accompanying this Proxy Statement. If any other matters come before the Annual Meeting, the Proxy Card, if executed and returned, gives discretionary authority to the Appointees with respect to such matters.

ADDITIONAL INFORMATION

The Company will pay the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed Proxy Card, and the solicitation of the proxies. Directors, officers and other regular employees of the Company may solicit proxies. None of them will receive any additional compensation for such solicitation. People soliciting proxies may contact you in person, by telephone or by facsimile. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding solicited material to their principals.

THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A BENEFICIAL OWNER OF ITS SHARES ON THE RECORD DATE FOR THE ANNUAL MEETING, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE YEAR 2001 AND WILL FURNISH, AT A CHARGE OF $10, A COPY OF THE EXHIBITS THERETO. SUCH REQUEST SHOULD CONTAIN A REPRESENTATION THAT THE PERSON REQUESTING THIS MATERIAL WAS A BENEFICIAL OWNER OF THE COMMON STOCK ON THE RECORD DATE AND BE SENT TO THE SECRETARY OF THE COMPANY AT THE ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors

/s/ Freeman A. Lyle
Executive Vice President, Chief
Financial Officer, and Secretary

Beverly Hills, California
May 9, 2002

 PROXY

                              KENNEDY-WILSON, INC.
                       9601 WILSHIRE BOULEVARD, SUITE 220
                      BEVERLY HILLS, CALIFORNIA 90210-5205



                PROXY FOR ANNUAL MEETING TO BE HELD JUNE 13, 2002
                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF KENNEDY-WILSON, INC.

The undersigned hereby appoints William J. McMorrow and Freeman A. Lyle, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, and with discretionary authority as to any other matters that may come before the meeting, all the shares of common stock of Kennedy-Wilson, Inc. held of record by the undersigned on the close of business May 2, 2002, at the Annual Meeting to be held on June 13, 2002 at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California 90012, in the Olvera Room, and any postponements or adjournments thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES "FOR" THE NOMINEES FOR DIRECTOR PROPOSED BY THE BOARD OF DIRECTORS OF KENNEDY-WILSON, INC. AND AT THEIR DISCRETION ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING. AS OF MAY 9, 2001, THE PROXIES HAVE NO KNOWLEDGE OF ANY MATTERS TO BE PRESENTED AT THE MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY.

                           (Continued on reverse side)




                           PLEASE FOLD AND DETACH HERE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         1. Election of Directors. The Board of Directors recommends a vote "FOR" the nominees listed below.

                           LEWIS HALPERT
                           KENT MOUTON
                           THOMAS BARRICK, JR.

                           [ ] FOR All nominees listed.

                           [ ] WITHHOLD AUTHORITY to vote for all nominees
                               listed.

                           [ ] FOR all nominees EXCEPT the following:

                                     Kent Mouton            [ ]

                                     Thomas Barrack, Jr.    [ ]


            (Instruction:  To withhold authority to vote for any individual nominee, check the box on the line marked "FOR all nominees EXCEPT the following:" and check the box on the line for the nominee(s) which you wish to withhold authority for.)

         2. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct or the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

                     [ ] FOR          [ ] AGAINST                [ ] ABSTAIN




This proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, the shares represented by this proxy will be voted FOR all of the nominees for director named above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in partnership or applicable entity name by the authorized person.

________________________________________          Dated:  ________________, 2002


________________________________________          Dated:  ________________, 2002
Signature(s) in Box
(If there are co-owners, both must sign)